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Exhibit 4.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-8 of Yamana Gold Inc. of our report dated March 10, 2006 relating to the consolidated financial statements of Viceroy Exploration Ltd. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS
Chartered Accountants
Vancouver, British Columbia September 8, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM